                                                                          (j)(2)

            Consent of Independent Registered Public Accounting Firm

The Board of Directors/Trustees
ING Mutual Funds

We consent to the use of our report dated December 28, 2007, incorporated herein by reference, and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.


                                        /s/ KPMG LLP

Boston, Massachusetts
June 2, 2008